Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Alamos Gold Inc.
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-27
Reporting Entity ESTMA Identification Number	E695115		¤ Original Submission ¦ Amended Report

Other Subsidiaries Included (optional field)	N/A

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:
Minas de Oro Nacional S.A. de C.V. (E529821), Minera Santa Rita, S. de R.L. de C.V. (E619187), Dogu Biga Madencilik Sanayi Ticaret A.S. (E427533), Kuzey Biga Madencilik Sanayi Ticaret A.S. (E227782), Quartz Mountain Gold Ltd. (E370515)

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Greg Fisher				Date	2026-05-27
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:		2025-12-31
Reporting Entity Name	Alamos Gold Inc.						Currency of the Report		USD
Reporting Entity ESTMA Identification Number	E695115
Subsidiary Reporting Entities (if necessary)
Minas de Oro Nacional S.A. de C.V. (E529821), Minera Santa Rita, S. de R.L. de C.V. (E619187), Dogu Biga Madencilik Sanayi Ticaret A.S. (E427533), Kuzey Biga Madencilik Sanayi Ticaret A.S. (E227782), Quartz Mountain Gold Ltd. (E370515)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Municipality of Matachewan		810,000							810,000
Canada	Matachewan First Nation				2,630,000					2,630,000
Canada	Temagami First Nation				680,000					680,000
Canada	Municipality of Dubreuilville		560,000							560,000
Canada	Batchewana First Nation				590,000					590,000
Canada	Michipicoten First Nation				1,400,000					1,400,000
Canada	Missanabie Cree First Nation				540,000					540,000
Canada	Metis Nation of Ontario				440,000					440,000
Canada	Garden River First Nation				110,000					110,000
Canada	Province of Ontario		1,720,000							1,720,000
Canada	Province of Quebec		20,000		80,000					100,000
Canada	Federal Government of Canada		12,650,000							12,650,000
Canada	Marcel Colomb First Nation				1,590,000					1,590,000
Canada	Mathias Colomb Cree Nation				1,310,000					1,310,000
Mexico	Federal Government of Mexico		98,450,000	2,330,000	1,150,000					101,930,000

Mexico	Municipality of Sahuaripa	30,000	1,260,000	1,290,000	The reported amount includes $1,260,000 of payments based on the cost incurred by the company for the maintenance of community roads.
Additional Notes:
(a) All payments are reported in US dollars (USD), the functional currency of the Reporting Entity. All reported payments have been rounded to the nearest $10,000 USD.
(b) Where payments were made in currencies other than US dollars, the payments were converted into US dollars using the average annual rates as follows:
1 USD = CAD: 1.3978
1 USD = MXN: 19.2052
(c) Quartz Mountain Gold Ltd. (E370515) was sold to Q-Gold Resources Ltd. with the deal closing on October 22, 2025 and this report only reflects Quartz Mountain Gold Ltd. reportable payments made by Alamos between January 1 to October 21, 2025.
d) Dogu Biga Madencilik Sanayi Ticaret A.S. (E427533), Kuzey Biga Madencilik Sanayi Ticaret A.S. (E227782) otherwise known as the Turkish Development Projects, was sold to Tumad Madencilik Sanayi ve Ticaret A.S. with the deal closing on October 27, 2025 and this report only reflects Turkish Development Projects reportable payments made by Alamos between January 1 to October 26, 2025.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Alamos Gold Inc.						Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E695115
Subsidiary Reporting Entities (if necessary)
Minas de Oro Nacional S.A. de C.V. (E529821), Minera Santa Rita, S. de R.L. de C.V. (E619187), Dogu Biga Madencilik Sanayi Ticaret A.S. (E427533), Kuzey Biga Madencilik Sanayi Ticaret A.S. (E227782), Quartz Mountain Gold Ltd. (E370515)

Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Young-Davidson	5,840,000		3,310,000					9,150,000
Canada	Island Gold District	9,920,000		3,080,000					13,000,000
Canada	Lynn Lake			2,900,000					2,900,000
Canada	Qiqavik			80,000					80,000
Mexico	Mulatos	98,480,000	2,330,000	890,000				1,260,000	102,960,000
Mexico	Chanate			260,000					260,000

Additional Notes[3]:
(a) All payments are reported in US dollars (USD), the functional currency of the Reporting Entity. All reported payments have been rounded to the nearest $10,000 USD.
(b) Where payments were made in currencies other than US dollars, the payments were converted into US dollars using the average annual rates as follows:
1 USD = CAD: 1.3978
1 USD = MXN: 19.2052
(c) Quartz Mountain Gold Ltd. (E370515) was sold to Q-Gold Resources Ltd. with the deal closing on October 22, 2025 and this report only reflects Quartz Mountain Gold Ltd. reportable payments made by Alamos between January 1 to October 21, 2025.
(d) Dogu Biga Madencilik Sanayi Ticaret A.S. (E427533), Kuzey Biga Madencilik Sanayi Ticaret A.S. (E227782) otherwise known as the Turkish Development Projects, was sold to Tumad Madencilik Sanayi ve Ticaret A.S. with the deal closing on October 27, 2025 and this report only reflects Turkish Development Projects reportable payments made by Alamos between January 1 to October 26, 2025.